Exhibit 10.5

FIRST AMENDMENT TO

COMMON AGREEMENT

dated as of June 2, 2011

among

STEPHENTOWN REGULATION SERVICES LLC, as Borrower

U.S. DEPARTMENT OF ENERGY, as Credit Party,

U.S. DEPARTMENT OF ENERGY, as Loan Servicer,

and

PNC BANK NATIONAL ASSOCIATION,

D/B/A MIDLAND LOAN SERVICES, a

division of PNC Bank National Association,

as Administrative Agent in its capacity as the Collateral Agent

BEACON POWER PROJECT

STEPHENTOWN, NEW YORK

FIRST AMENDMENT TO COMMON AGREEMENT

This FIRST AMENDMENT TO COMMON AGREEMENT (this “Amendment”), dated as of June 2, 2011, is by and among (i) STEPHENTOWN REGULATION SERVICES LLC, a limited liability company organized and existing under the laws of Delaware, as Borrower (the “Borrower”), (ii) the U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy, for itself as a Credit Party and as guarantor of the Advances made under the DOE Credit Facility Documents (in such capacity, “DOE”), (iii) the U.S. DEPARTMENT OF ENERGY, acting through its Loan Guarantee Program Office, as the Loan Servicer (in such capacity, the “Loan Servicer”), and (iv) PNC BANK NATIONAL ASSOCIATION, D/B/A MIDLAND LOAN SERVICES, a division of PNC Bank National Association, successor in interest by merger to Midland Loan Services, Inc., as the Administrative Agent in its capacity as the Collateral Agent, and amends a Common Agreement, dated as of August 6, 2010, by and among the Borrower, DOE, the Loan Servicer, and the Collateral Agent (the “Common Agreement”) (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Common Agreement).

WHEREAS, the Borrower is currently constructing a flywheel-based frequency regulation plant designed to enhance grid stabilization and optimization, to be located in Stephentown, New York (the “Project”).

WHEREAS, the Equity Interests of the Borrower are currently held by Holdings, as sole Equity Owner of the Borrower, and the Equity Interests of Holdings are currently held by the Sponsor as the sole Equity Owner of Holdings.

WHEREAS, the parties desire to amend the terms of the Common Agreement pursuant to the terms herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:

1.                                      Amendment to Section 2.1(d) of Common Agreement.  Section 2.1(d) of the Common Agreement is hereby deleted and replaced with the following:

(d) (i) Notwithstanding anything contained in this Agreement to the contrary:  (A) no Advances may be used to fund the Debt Service Reserve Account prior to the Physical Completion Date; and (B) the aggregate amount of all Advances prior to the Physical Completion Date shall not exceed the maximum principal amount of the DOE Credit Facility minus one hundred ten percent (110%) of the amount of Debt Service due on the first two Quarterly Payment Dates that occur on or after the First Principal Payment Date; and

(ii)  Prior to the Physical Completion Date, Borrower shall submit a Master Advance Notice pursuant to which the Borrower shall request an Advance and an Equity Advance, each having a requested Advance Date of the Physical Completion Date, in an aggregate amount sufficient to fund the Debt Service Reserve Account in an amount equal to the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates that occur on or after the First Principal Payment Date.  Such request for an Advance and request for an Equity Advance shall not be subject to the limitation set forth in the last sentence of Section 2.3.1(a) that the Borrower may request an Advance and/or an Equity Advance no more frequently than once per calendar month.

2.                                      Amendment to Section 2.4.2(d) of Common Agreement.  Section 2.4.2(d) of the Common Agreement is hereby deleted and replaced with the following:

(d)                                 End of Availability Period.  Within two Business Days after the end of the Availability Period, any remaining balance in the Base Equity Account and the Overrun Equity Account not otherwise used to fund Total Project Costs shall be deposited in the Debt Service Reserve Account.

3.                                      Amendment to Section 3.4.3(a) of the Common Agreement.  Clause (i) of the first paragraph of Section 3.4.3(a) of the Common Agreement is hereby amended by deleting the term “Debt Service Reserve Requirement” set forth therein and replacing it with the following:

amount of Debt Service due on the immediately succeeding four Quarterly Payment Dates (or, in the event that the Debt Service Reserve Requirement has been reduced to the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates pursuant to the first proviso of the definition of “Debt Service Reserve Requirement”, two Quarterly Payment Dates) that occur on or after the First Principal Payment Date

4.                                      Amendment to Section 6.17 of the Common Agreement.  Section 6.17 of the Common Agreement is hereby deleted and replaced with the following:

6.17                           Debt Service Reserve.  The Borrower shall establish and maintain a reserve for Debt Service (the “Debt Service Reserve”) in accordance with Appendix A attached hereto.  The Debt Service Reserve shall consist of any combination of cash and Reserve Letters of Credit issued with respect to the Debt Service Reserve Account.  Notwithstanding anything in this Agreement to the contrary, for all purposes of this Agreement, the amount on deposit in the Debt Service Reserve Account at any time of determination shall be deemed to be equal to the sum of all cash on deposit therein at such time, plus the aggregate amount available to be drawn under all Reserve Letters of Credit issued with respect to the Debt Service Reserve Account at such time.  In the event of any withdrawal of monies on deposit in the Debt Service Reserve Account or any drawing on a Reserve Letter of Credit issued with respect to the Debt Service Reserve Account in accordance with Section A.10(a) of Appendix A or otherwise (except for withdrawals pursuant to Section A.10(d) of Appendix A), or in the event that the amounts on deposit in the Debt Service Reserve Account decrease in value due to investment losses or otherwise, and, in each case, the amount on deposit in the Debt Service Reserve Account (including, without limitation, the aggregate amount available to be drawn under all Reserve Letters of Credit) after giving effect thereto is less than the Debt Service Reserve Requirement, the Borrower shall restore the amount on deposit in the Debt Service Reserve Account to the then-applicable Debt Service Reserve Requirement within ninety (90) days after the date of such withdrawal or loss in value.

5.                                      Amendment to Section 6.33(b) of the Common Agreement. Section 6.33(b) of the Common Agreement is hereby amended by deleting the language “Commencing after the Project Completion Date,” set forth in the first line of such Section 6.33(b) and replacing it with the following:

From and after the first to occur of (i) the DSRA Initial Date or (ii) the second anniversary of the Physical Completion Date,

6.                                      Amendment to Section 7.10(a) of the Common Agreement.  Clause (iii) of Section 7.10(a) of the Common Agreement is hereby amended by deleting the words “then required Debt Service Reserve Requirement” set forth therein and replacing them with the following:

amount of Debt Service due on the immediately succeeding four Quarterly Payment Dates (or, in the event that the Debt Service Reserve Requirement has been reduced to the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates pursuant to the first proviso of the definition of “Debt Service Reserve Requirement”, two Quarterly Payment Dates) that occur on or after the First Principal Payment Date.

7.                                      Amendment to Section 8.1(x) of the Common Agreement.   Section 8.1(x) of the Common Agreement is hereby deleted and replaced with the following:

(x) Deficiencies in Debt Service Reserve Account.  The Borrower shall fail to comply with any of its obligations set forth in Section 6.17.

8.                                      Amendments to Definitions in Exhibit A of Common Agreement.

(a)                                  The following defined terms in Exhibit A to the Common Agreement are hereby deleted and replaced with the following:

“Cash Available for Debt Service”  means, for any period, Net Income plus depreciation and amortization and other non-cash charges plus/minus changes in Working Capital plus interest and fees paid, minus capital expenditures; except that (a) in calculating the rolling 12-month Debt Service Coverage Ratio for purposes of the definition of “Debt Service Reserve Requirement” and clause (iv) of the definition of “Distribution Preconditions”, “Cash Available for Debt Service” means, for any 12-month period, (A) the revenues, receipts and earnings of the Borrower from the sources described in clauses (i) and (ii) of the definition of “Operating Revenues” for such twelve-month period plus (B) the revenues and receipts of the Borrower from the source described in clause (iii) of the definition of “Operating Revenues” for a period of no more than three (3) months during such 12-month period, minus (C) the Operating Costs of the Borrower for such twelve-month period, and (b) for purposes of Section 2(b)(ii) of Exhibit A2 to the Common Agreement, “Cash Available for Debt Service” means, for any period, the revenues, receipts and earnings of the Borrower from the sources described in clauses (i) and (ii) of the definition of “Operating Revenues” for such period minus the Operating Costs of the Borrower for such period.

“Corporate Guaranty” The Corporate Guaranty from the Sponsor to DOE and the Collateral Agent in the amount of $5,000,000 to be used only to replenish and fund the amount in the Debt Service Reserve Account to the Debt Service Reserve Requirement.

“Debt Service Reserve Requirement”  means (a) prior to the first to occur of (i) the DSRA Initial Date or (ii) the second anniversary of the Physical Completion Date, zero, (b) if the DSRA Initial Date has occurred but the second anniversary of the Physical Completion Date has not occurred, then during the period commencing on the DSRA Initial Date and ending on the day immediately preceding the second anniversary of the Physical Completion Date, an amount equal to the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates that occur on or after the First Principal Payment Date, (c) if the second anniversary of the Physical Completion Date has occurred, then (whether or not the DSRA Initial Date has occurred), during the period commencing on the second anniversary of the Physical Completion Date and ending on the day immediately preceding the third anniversary of the Physical Completion Date, an amount equal to the amount of Debt Service due on the immediately succeeding three Quarterly Payment Dates and (d) if the third anniversary of the Physical Completion Date has occurred, then (whether or not the DSRA Initial Date has occurred), from and after the third anniversary of the Physical Completion Date, an amount equal to the amount of Debt Service due on the immediately succeeding four Quarterly Payment Dates; provided, however, that, from and after the first date on which the rolling 12-month Debt Service Coverage Ratio for any period of twelve consecutive calendar months that include four Quarterly Payment Dates that occur on or after the First Principal Payment Date is at least 1.50 to 1.00 (as evidenced by a certificate of the Borrower, reviewed and approved by Borrower’s Accountant and Lender’s Engineer), then the Debt Service Reserve Requirement shall be equal to (i) if neither the DSRA Initial Date nor the second anniversary of the Physical Completion Date shall have occurred (A) until such time as either the DSRA Initial Date or the second anniversary of the Physical Completion Date shall have occurred, zero, and (B) thereafter, the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates, and (ii) if either the DSRA Initial Date or the second anniversary of the Physical Completion Date shall have occurred, the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates; and provided further, however, that if at any time a DSRA Deficiency exists, then such DSRA Deficiency will be funded by transfer immediately to the Debt Service Reserve Account from the Distribution Suspense Account of all amounts therein, up to the amount of such DSRA Deficiency.

“Distribution Preconditions”

Each of the following conditions is satisfied:

(i)                                     the date six (6) months after the Project Completion Date has occurred;

(ii)                                  no Event of Default or Potential Default then exists or would exist after giving effect to any Restricted Payment;

(iii)                               (A) the Debt Service Reserve Account is funded to an amount equal to the amount of Debt Service due on the immediately succeeding four Quarterly Payment Dates (or, in the event that the Debt Service Reserve Requirement has been reduced to the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates pursuant to the first proviso of the definition of “Debt Service Reserve Requirement”, two Quarterly Payment Dates) that occur on or after the First Principal Payment Date and (B) the Maintenance Reserve Account is funded to the MRA Required Amount;

(iv)                              the rolling 12-month Debt Service Coverage Ratio is at least 1.40 to 1 (as evidenced by a certificate of the Borrower, reviewed and approved by Borrower’s Accountant and Lender’s Engineer);

(v)                                 the Borrower at substantially the same time as the related Restricted Payment applies the Prepayment Amount to the voluntary prepayment of the DOE-Guaranteed Loan, with such Prepayment Amount allocated to the prepayment of principal in the maximum possible amount when taken together with any associated make-whole premiums or discounts (it being understood that (x) if there is an associated premium, the principal amount prepaid would be less than the Prepayment Amount, and (y) if there is an associated discount, the principal amount prepaid would be greater than the Prepayment Amount); and

(vi)                              an appropriate requisition and supporting documentation is provided to DOE at least 10 Business Days in advance of any request for a Restricted Payment.

“DSRA Deficiency”  (i) prior to the first to occur of (A) the DSRA Initial Date or (B) the second anniversary of the Physical Completion Date, zero, and (ii) thereafter, the excess of the then-applicable Debt Service Reserve Requirement over the amount (including the aggregate amount available to be drawn under all outstanding Reserve Letters of Credit) then funded in the Debt Service Reserve Account.

“Fiscal Year”  The accounting year of the Borrower beginning on January 1 of each year and ending on December 31 of each year.

(b)                                 The following new definition is hereby inserted into Exhibit A to the Common Agreement in appropriate alphabetical order:

“DSRA Initial Date” means the first to occur of (a) the date on which FFB has funded the entire amount of the Advance requested by the Borrower pursuant to Section 2.1(d)(ii), and all of the proceeds of such Advance have been deposited in the Debt Service Reserve Account or (b) the Project Completion Date.

9.                                      Amendment to Definition of Project Completion in Exhibit A2 of the Common Agreement.  Section 2(b)(ii) and Section 2(b)(iii) of Exhibit A2 of the Common Agreement are hereby deleted and replaced with the following:

(ii)  Cash Available for Debt Service.  The Borrower shall have generated Cash Available for Debt Service for each of the preceding two consecutive fiscal quarters in an amount sufficient to pay in full the Debt Service which will become due on each of the next two Quarterly Payment Dates; provided that the first Quarterly Payment Date for which this clause shall apply shall be no earlier than the First Principal Payment Date.

(iii) Debt Service Reserve.  The Borrower shall be in full compliance with all of its obligations related to the Debt Service Reserve Account, as set forth in Section 6.17 and Section 6.33(b) of the Common Agreement, and for purposes of this clause, any replenishment of the Debt Service Reserve Account pursuant to Section 6.17 shall have been fully made and the ninety (90) day period set forth in Section 6.17 shall not apply.

10.                               Amendments to Sections A.3(c) and A.4(c) of Appendix A of the Common Agreement.  Section A.3(c) and Section A.4(c) of Appendix A of the Common Agreement are hereby deleted and replaced with the following:

Section A.3(c):  Within two Business Days after the end of the Availability Period, the Collateral Agent shall cause any monies on deposit in the Base Equity Account to be deposited in the Debt Service Reserve Account.

Section A.4(c):  Within two Business Days after the end of the Availability Period, the Collateral Agent shall cause any monies on deposit in the Overrun Equity Account to be deposited in the Debt Service Reserve Account.

11.                               Amendment to Section A.6 of Appendix A of the Common Agreement.  Section A.6 of Appendix A of the Common Agreement is hereby amended as follows:

(a)                                  The first sentence of such Section A.6 is hereby amended by deleting the language “immediately upon” set forth in such sentence and replacing it with the following:  “within one Business Day after”.

(b)                                 The second sentence of such Section A.6 is hereby amended by deleting the word “immediately” set forth in such sentence and replacing it with the following:  “within one Business Day after any such amounts are deposited to the Collateral Account”.

12.                               Amendments to Section A.7(b) of Appendix A of the Common Agreement.

(a)                                  Clause (iii) of Section A.7(b) of Appendix A of the Common Agreement is hereby deleted and replaced with the following:

(iii) Third: On the first Business Day of each calendar month, to the Debt Service Reserve Account, such amount, if any, that, when added to the amount then on deposit in the Debt Service Reserve Account, shall equal the then applicable Debt Service Reserve Requirement;

(b)                                 Clause (vii) of Section A.7(b) of Appendix A of the Common Agreement is hereby deleted and replaced with the following:

(viii) Eighth: On the first Business Day of each January, April, July and October, commencing on or after the Project Completion Date, to the Distribution Suspense Account, all remaining monies then on deposit in the Project Revenue Account.

(c)                                  A new clause (vii) of Section A.7(b) of Appendix A of the Common Agreement is hereby inserted following clause (vi) to read as follows:

(vii) Seventh: On the first Business Day of each calendar month, to the Debt Service Reserve Account, such amount, if any, that, when added to the amount then on deposit in the Debt Service Reserve Account, shall equal the amount of Debt Service due on the immediately succeeding four Quarterly Payment Dates (or, in the event that the Debt Service Reserve Requirement has been reduced to the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates pursuant to the first proviso of the definition of “Debt Service Reserve Requirement”, two Quarterly Payment Dates) that occur on or after the First Principal Payment Date;

13.                               Amendments to Section A.10 of Appendix A of the Common Agreement.

(a)                                  Section A.10(c) of Appendix A of the Common Agreement is hereby deleted and replaced with the following:

(c)                                  Within five (5) days after the date on which any monies are withdrawn from the Debt Service Reserve Account (except for withdrawals pursuant to Section A.10(d) of this Appendix A), the Collateral Agent shall give notice to the Sponsor of the amount of the withdrawal.  In addition, in the event that on the second Business Day of any month the amount on deposit in the Debt Service Reserve Account is less than the Debt Service Reserve Requirement, the Collateral Agent shall give notice to the Sponsor thereof, which notice shall be given within five (5) days after such second Business Day and shall specify the amount of such deficiency.

(b)                                 Section A.10(d) of Appendix A of the Common Agreement is hereby deleted and replaced with the following:

(d)                                 If at any time the monies on deposit in the Debt Service Reserve Account shall exceed the amount of Debt Service due on the immediately succeeding four Quarterly Payment Dates (or, in the event that the Debt Service Reserve Requirement has been reduced to the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates pursuant to the first proviso of the definition of “Debt Service Reserve Requirement”, two Quarterly Payment Dates) that occur on or after the First Principal Payment Date, the Collateral Agent shall transfer the amount of such excess to the Project Revenue Account.

14.                               Amendment to Section A.13(a) of Appendix A of the Common Agreement.   Section A.13(a) of Appendix A of the Common Agreement is hereby amended by inserting the following in such Section A.13(a) immediately after the term “Debt Service Reserve Account”:  “(it being understood that, for purposes of this Section A.13(a), a shortfall in the Debt Service Reserve Account shall not be deemed to exist unless the amount then on deposit therein plus the aggregate amount available to be drawn under all Reserve Letters of Credit is less than the then applicable Debt Service Reserve Requirement)”.

15.                               Amendment to Section A.16(a) of Appendix A of the Common Agreement.  Section A.16(a) of Appendix A of the Common Agreement is hereby amended by deleting the first use of the term “Debt Service Reserve Requirement” set forth in the third line thereof and replacing it with the following:

amount of Debt Service due on the immediately succeeding four Quarterly Payment Dates (or, in the event that the Debt Service Reserve Requirement has been reduced to the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates pursuant to the first proviso of the definition of “Debt Service Reserve Requirement”, two Quarterly Payment Dates) that occur on or after the First Principal Payment Date,

16.                               Effectiveness.  All terms and conditions of the Common Agreement, except as expressly amended herein, shall remain in full force and effect.

17.                               Counterparts.  This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

STEPHENTOWN REGULATION SERVICES LLC

By:	/s/ James M. Spiezio

Its:	Treasurer and Secretary

U.S. DEPARTMENT OF ENERGY,
as Credit Party

By:	/s/ David G. Frantz

Its:	Director, Loan Guarantee Origination Division, Loans Program Office

U.S. DEPARTMENT OF ENERGY,
as Loan Servicer

By:	/s/ David G. Frantz

Its:	Director, Loan Guarantee Origination Division, Loans Program Office

PNC BANK NATIONAL ASSOCIATION,
D/B/A MIDLAND LOAN SERVICES, A DIVISION
OF PNC BANK NATIONAL ASSOCIATION,
as Administrative Agent in its capacity as the Collateral Agent

By:	/s/ Bradley J. Hauger

Its:	Senior Vice President, Servicing Officer